BT ADVISOR FUNDS
                          DISTRIBUTOR'S CONTRACT

     AGREEMENT made as of this 30th day of September, 1996, by and between BT ADVISOR FUNDS (the "Trust"), a Massachusetts business trust, and Edgewood Services, Inc. ("EDGEWOOD"), a New York corporation.
     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:
1. The Trust hereby appoints EDGEWOOD as its principal underwriter, to act as agent in selling and distributing shares of the Trust which may be offered in one or more series (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses of the Trust. EDGEWOOD hereby accepts such appointment and agrees to provide such other services for the Trust, if any, and accept such compensation from the Trust, if any, as set forth in the applicable exhibits to this Agreement.
2. The sale of any Shares may be suspended without prior notice whenever in the judgment of the Trust it is in its best interest to do so. In addition, the Trust and EDGEWOOD reserve the right to reject any purchase order.
3. Neither EDGEWOOD nor any other person is authorized by the Trust to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectuses or SAIs approved by the Trust. EDGEWOOD agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through EDGEWOOD may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Trust. With respect to the duties and services provided for in this Agreement, no person or dealer, other than EDGEWOOD, is authorized to act as agent for the Trust for any purpose. EDGEWOOD agrees that in offering or selling Shares as agent of the Trust, it will, in all respects, duly conform to all applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Rules of Fair Practice. EDGEWOOD will submit to the Trust copies of all sales literature before using the same and will not use such sales literature if disapproved by the Trust.
4.    This Agreement is effective with respect to each Class as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial term of this Agreement for one year from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Trust including a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Trust or in any related documents to such Plan ("Disinterested Trustees") cast in person at a meeting called for that purpose. If a Class is added after the first annual approval by the Trustees as described above, this Agreement will be effective as to that Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Trustees and thereafter for successive periods of one year, subject to approval as described above.
5. This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees or by a majority of the outstanding
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voting securities of the particular Fund or Class on not more than sixty
(60) days' written notice to any other party to this Agreement. This Agreement may be terminated with regard to a particular Fund or Class by EDGEWOOD on sixty (60) days' written notice to the Trust.
6. This Agreement may not be assigned by EDGEWOOD and shall automatically terminate in the event of an assignment by EDGEWOOD as defined in the Investment Company Act of 1940, as amended, provided, however, that EDGEWOOD may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.
7. EDGEWOOD shall not be liable to the Trust for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.
8. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Trust including a majority of the Disinterested Trustees of the Trust cast in person at a meeting called for that purpose.
9. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
10. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless EDGEWOOD and each person, if any, who controls EDGEWOOD within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or
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     defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust about EDGEWOOD by or on behalf of EDGEWOOD expressly for use in the Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof.
          If any action is brought against EDGEWOOD or any controlling person thereof with respect to which indemnity may be sought against the Trust pursuant to the foregoing paragraph, EDGEWOOD shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. EDGEWOOD or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of EDGEWOOD or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim of action effected without its written
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     consent. The Trust agrees promptly to notify EDGEWOOD of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.
     (b) EDGEWOOD agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, against any and all loss, liability, claims, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or any alleged untrue statement of material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to alleged statements or alleged omissions or statements or omissions, if any, made in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust about EDGEWOOD by or on behalf of EDGEWOOD expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against the Trust or any other person so indemnified based on the Registration Statement or any Prospectus,
                                                                    5



     SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against EDGEWOOD, EDGEWOOD shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to EDGEWOOD by the provisions of subsection (a) above.
     (c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.
     (d) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940, as amended, for Trustees, officers, EDGEWOOD, and controlling persons of the Trust by the Trust pursuant to this Agreement, the Trust is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Trust undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Trustees, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Trust further undertakes that advancement of expenses
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     incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Trustee, EDGEWOOD or controlling person of the Trust will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Trust is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Disinterested Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.
11. EDGEWOOD is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and EDGEWOOD shall not seek satisfaction of any such obligation from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.
12. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.
13.   EDGEWOOD shall be responsible for reviewing and making any filings of advertisements and sales literature relating to the Funds that have been furnished to EDGEWOOD.
14. EDGEWOOD agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information not otherwise publicly available relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its
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responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where EDGEWOOD may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.
15. EDGEWOOD and the Trust each hereby represents and warrants to the other that it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

                                 * * * * *














                                                                    8

                                 Exhibit A
                                  to the
                          Distributor's Contract

                             BT ADVISOR FUNDS

     The following provisions are hereby incorporated and made part of the Distributor's Contract dated as of September 30, 1996, between BT Advisor Funds and Edgewood Services, Inc. with respect to the Funds and Classes of shares set forth in Schedule A to this Exhibit, attached hereto
(collectively, `Funds'').

1. The Trust hereby appoints EDGEWOOD to engage in activities principally intended to result in the sale of shares of the Funds
("Shares"). Pursuant to this appointment, EDGEWOOD is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust and/or provide services and shareholder account maintenance services to Fund shareholders.

2. During the term of this Agreement, the Trust will pay EDGEWOOD for services pursuant to this Agreement, a monthly fee computed at the annual rate indicated on Schedule A on the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3. EDGEWOOD may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Fund's expenses exceed such lower expense limitation as EDGEWOOD may, by notice to the Trust, voluntarily declare to be effective.




4. EDGEWOOD will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. EDGEWOOD, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by EDGEWOOD in its sole discretion.

5. EDGEWOOD will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

     In consideration of the mutual covenants set forth in the Distributor's Contract dated as of September 30, 1996 between BT Advisor Funds and EDGEWOOD, BT Advisor Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the Classes set forth in Schedule A to this Exhibit.









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Witness the due execution hereof this 30th day of September, 1996.

ATTEST:                       BT ADVISOR FUNDS



/s/ Jay s. Neuman             By:/s/ Charles L. Davis, Jr.
[Secretary]                                 [Vice President]
(SEAL)

ATTEST:                       EDGEWOOD SERVICES, INC.


/s/ S. Elliott Cohan          By:/s/ R. Jeffrey Niss
[Secretary]                          [Senior Vice President]
(SEAL)


                                SCHEDULE A
                                    OF
                                 EXHIBIT A
                                   TO THE
                          DISTRIBUTOR'S CONTRACT

     The provisions of the Distributor's Contract between BT Advisor Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.
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                                                    Distribution
Name of Fund                      Effective Date       and/or
                                                     Service Fee
Global High Yield Securities      September 30,        0.35%
Fund                                   1996
Capital Appreciation Fund         September 30,        0.50%
                                       1996
Small Cap Fund                    September 30,        0.50%
                                       1996
International Equity Fund         September 30,        0.50%
                                       1996
Pacific Basin Equity Fund         September 30,        0.50%
                                       1996
Latin American Equity Fund        September 30,        0.50%
                                       1996
Growth Fund
     Intermediary Class           September 30,        0.50%
     Investment Class                  1996            0.20%
                                  September 30,
                                       1996
Growth and Income Fund
     Intermediary Class           September 30,        0.50%
     Investment Class                  1996            0.20%
                                  September 30,
                                       1996

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                                                                    5

                                 Exhibit B
                                  to the
                          Distributor's Contract

                             BT ADVISOR FUNDS

     In consideration of the mutual covenants set forth in the Distributor's Contract dated September 30, 1996 between BT ADVISOR FUNDS and EDGEWOOD, BT ADVISOR FUNDS executes and delivers this Exhibit on behalf of the Funds and Classes of shares first set forth in Schedule A to this Exhibit, attached hereto.
Witness the due execution hereof this 30th day of September, 1996.

ATTEST:                       BT ADVISOR FUNDS



/s/ Jay S. Neuman             By:/s/ Charles L. Davis, Jr.
[Secretary]                                 [Vice President]
(SEAL)

ATTEST:                       EDGEWOOD SERVICES, INC.


/s/ S. Elliott Cohan          By:/s/ R. Jeffrey Niss
[Secretary]                          [Senior Vice President]
(SEAL)



                                SCHEDULE A
                                    OF



                                 EXHIBIT B
                                   TO THE
                          DISTRIBUTOR'S CONTRACT

     The provisions of the Distributor's Contract between BT Advisor Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.

Name of Fund                          Effective Date
U.S. Bond Index Fund
     Advisor Class                     September 30,
     Institutional Class                   1996
                                       September 30,
                                           1996
Equity 500 Equal Weighted Index Fund
     Advisor Class                     September 30,
     Institutional Class                   1996
                                       September 30,
                                           1996
Small Cap Index Fund
     Advisor Class                     September 30,
     Institutional Class                   1996
                                       September 30,
                                           1996
EAFE Equity Index Fund
     Advisor Class                     September 30,
     Institutional Class                   1996
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                                       September 30,
                                           1996